This document has been translated for information purposes only; the Chinese text is the only valid document.

Exhibit 10.9

Qing Lin

Panxing Zhuo

Fujian WangGang Dredging Construction Co.,Ltd.

Wonder Dredging Engineering LLC.

Equity Interest Pledge Agreement

This document has been translated for information purposes only; the Chinese text is the only valid document.

The Equity Interest Pledge Agreement (the “Agreement”) is entered into among the following parties in Fuzhou City, Fujian Province as of July 5, 2010:

The Pledgors:

Qing Lin (the “Pledgor A”)

ID No. 350128196810101911

Panxing Zhuo (the “Pledgor B”)

ID No. 350128194202211915

The Pledgee:

Fujian WangGang Dredging Construction Co., Ltd. (the “WOFE”)

Address: 16/F Zhongshan Building, 154 Hudong Road, Fuzhou City, Fujian Province, China

Legal representative: Qing Lin

And

Wonder Dredging Engineering LLC. (“Wonder Dredging”)

Address: Room 1705, 17/F A part of Zhongshan Building, 154 Hudong Road, Fuzhou City, Fujian Province, China

Legal representative: Qing Lin

As used in this Agreement, Pledgor A, Pledgor B, WOFE and Wonder Dredging are collectively referred to herein as “Parties to the Agreement”. The Pledgor A and the Pledgor B are collectively referred to herein as the “Pledgors” .

Whereas:

1.
Wonder Dredging is a limited company legally registered and validly existing under the laws of People’s Republic of China (PRC) with registered capital RMB 6,000,000, to which the Pledgor A contributes RMB 5,460,000 and holds ninety-one percent (91%) of equity interest in Wonder Dredging and the Pledgor B contributes RMB 540,000 and holds nine (9%) percent of equity interest in Wonder Dredging.

This document has been translated for information purposes only; the Chinese text is the only valid document.

2.
On July 5, 2010, WOFE, Wonder Dredging and Fujian Xing Gang Port Service Limited (“Fujian Xing Gang”) entered into the Contracted Management Agreement. (The “Management Agreement”) which stipulates that Fujian Xing Gang is contracted to WOFE for management and WOFE shall take full charge of their operation and management.

3.
On July 5, 2010, WOFE and Wonder Dredging entered into the Contract Relating to Exclusive Purchase Right of Equity Interest (“Purchase Agreement) which stipulates that according to the Purchase Agreement WOFE or one or more persons designated by WOFE (the “Designated Person”) have the exclusive right to purchase the equity interest in Fujian Xing Gang, provided that the transfer of the equity interest will not adversely affect Fujian Xing Gang’s business.

4.
On May 27 2010, Wonder Dredging resolved that Fujian Xing Gang will distribute the dividend RMB350, 803,477 (the “Amount”) and issued the related resolution of board of shareholders of Fujian Xing Gang. Afterwards Wonder Dredging issued a Letter of Commitment (the “Commitment”) to confirm that Wonder Dredging will not draw dividend from the Amount without the written consent from WOFE.

5.
In order to secure the performance of Wonder Dredging and Fujian Xing Gang’s obligations in Management Agreement, Purchase Agreement  (“Two Agreements”) and to secure the performance of Wonder Dredging’s Commitment, the Pledgors agree to pledge one hundred percent (100%) of their equity interest held in Wonder Dredging (the “Pledged Equity Interest”) to WOFE .

NOW THEREFORE, the Parties to the Agreement hereby agree as follows:

1. The Pledgors

1.1 The Pledgors to this Agreement means Pledgor A and Pledgor B. The Pledgors take joint and several liabilities for the obligations under this Agreement and benefit jointly from the rights under this Agreement.

This document has been translated for information purposes only; the Chinese text is the only valid document.

2. The Pledged Equity Interest

2.1 The Pledged Equity Interest is the rights of holders of equity interest in Wonder Dredging, Pledgor A and Pledgor B, producing from the RMB [  ] of capital contributions.

3. The Debts to be Secured

3.1 The debts under the Management Agreement, including the profit during the term of Management Agreement which shall be paid by Fujian Xing Gang to WOFE (the “Profit”), the losses sustained by WOFE if the payment of the Profit is delayed and the expense of exercising the right of pledge by WOFE under this Agreement.

3.2 The debts under the Purchase Agreement, including the whole or part of equity interest in Fujian Xing Gang which WOFE has the right to purchase, the loss sustained by WOFE for delayed performance by the other parties of Purchase Agreement and the expense of exercising the right of pledge by WOFE under this Agreement.

3.3 The debts under the Commitment, including the commitment made by Wonder Dredging, the losses sustained by WOFE if the commitment is violated by Wonder Dredging and the expense of exercising the right of pledge by WOFE under this Agreement.

4. Effective Date and the Term of Pledge

4.1 This Agreement comes into effect upon signing by the Parties and being lodged in Fuzhou Administration Department for Industries and Commerce (the “Department”) and terminates  upon the earlier of (i) the purchase of the entire equity interest by WOFE pursuant to the terms of the Purchase Agreement or (ii) 20  years after the date hereof. The 20 year initial term of this Agreement shall be continuously extended for consecutive additional 20 year periods in the event that the entire equity interest is not purchased by WOFE or Designated Person pursuant to the Purchase Agreement prior to the expiration of the term.

This document has been translated for information purposes only; the Chinese text is the only valid document.

4.2 In the event that it is failure to lodge the pledge of equity interest in the Department, WOFE shall still have the priority to receive the payment by the proceeds of disposal of pledged equity interest.

4.3 Within 30 working days, the Pledgors should complete the lodge, ie cause the pledge to be registered in the Department and the certificate of registration of the Pledged Equity Interest (the “Certificate”) to be issued. The Pledgor should deliver the Certificate to WOFE in three calendar days after it has been issued.

5. Exercise the Right of Pledge

5.1 During the term of the pledge, in the event that Wonder Dredging and Fujian Xing Gang have not fulfilled the obligations under the Two Agreements, according to the terms of this Agreement, WOFE has the right to dispose the Pledged Equity Interest; WOFE shall notify the Pledgors about their violation of the Agreement when exercising the right of pledge.

5.2 According to Clause 5.1 WOFE may exercise the right of the pledge in any time when or after the notice about the violation of the Agreement has been delivered.

5.3 WOFE is entitled to dispose the Pledged Equity Interest, pursuant to the legal procedure, by auction, sale, or evaluation in terms of money and have the priority in receiving the payment from the proceeds of auction and sale.

5.4 The Pledgors should provide necessary assistance to, and should not interfere with, WOFE in disposing the Pledged Equity Interest according to the stipulations of the Agreement and shall assist WOFE to realize the right of pledge.

This document has been translated for information purposes only; the Chinese text is the only valid document.

6. The Promises from the Pledgors and the Wonder Dredging

6.1 In order to secure the performance of the Agreement by Wonder Dredging, the Pledgors, as the holders of equity interest in Wonder Dredging, promise to WOFE:

6.1(1) Unless agreed by the Pledgors and WOFE, during the term of pledge, the Pledgors should not assign the whole or part of the equity interest held by him in Wonder Dredging, nor shall they create pledge, guaranty in any other methods, or set any other real rights granted by security, on the Pledged Equity Interest for the benefit of a third party.

6.1(2) Without prior written consent by WOFE, not to change the Constitution of Wonder Dredging in any methods.

6.1(3) Without prior written consent by WOFE, the Pledgors guarantee that they shall not commence any litigations or arbitrations or agree to settle the disputes through negotiations in any litigations or arbitrations.

6.1(4) Without prior written consent by WOFE, the Pledgors should not increase or decrease the registered capital of the Wonder Dredging, nor should they change the proportion of the equity interest or change the form of the capital contributions in Wonder Dredging.

6.1(5) Following proper finance and business standard and tradition, the Pledgors should maintain the existence of the Wonder Dredging, prudently and effectively operate its business affairs;

This document has been translated for information purposes only; the Chinese text is the only valid document.

6.1(6) Without prior written consent by WOFE from the date of entering into this Agreement, the pleadgors shall not at any time cause the board of directors to approve to sale, transfer, mortgage or, in any manner whatsoever, dispose Wonder Dredging’s assets, proceeds and legal benefit from the business conducts; or to approve to grant any security on it, unless otherwise required by the normal business conducts;

6.1(7) Without prior written consent by WOFE, before all the equity interest held by Wonder Dredging in Fujian Xing Gang ( “Wonder Dredging’s Equity Interest” ) has been transferred to WOFE or the Designated Persons, the Pledgors should not dispose, in any manner whatsoever, the equity interest held by the Pledgors in Wonder Dredging ( “Pledgors’ Equity Interest”) and Wonder Dredging’s Equity Interest (“Wonder Dredging’s Equity Interest” and “Pledgors’ Equity Interest” herein after referred to as simply “Equity Interest” in all ), including without limitation, transfer, pledge the Equity Interest or set up any rights of claims on them. The Pledgors guarantee that no resolutions of Wonder Dredging’s board of shareholders or board of directors will be adopted if such resolutions adversely affect WOFE to exercise the rights under the Equity Interest, including without limitation, transfer, pledge the Equity Interest or set up any rights of claim on them.

6.1(8) Without prior written consent by WOFE, the representatives of Wonder Dredging’s board of directors shall not adopt the resolution of dividend distribution.

6.1(9) Without prior written consent by WOFE, the Pledgors shall not take any actions to cause Wonder Dredging to take part in the merger and acquisition transactions with any enterprise, or cause Wonder Dredging to be liquidated, terminated, or dissolved.

6.1(10) Without prior written consent by WOFE, the Pledgors shall not adopt the board of shareholders’ resolution to approve Wonder Dredging to have any debt, or to create, success any debts or to secure any debt, unless otherwise required by normal business conducts.

This document has been translated for information purposes only; the Chinese text is the only valid document.

6.1(11) The Pledgors agree to appoint the persons nominated by WOFE to act as all the directors of Wonder Dredging and cause the board of directors of Wonder Dredging to appoint the persons nominated by WOFE to act as the General Manager, Chief Finance Controller and other supervisors of Wonder Dredging, who will perform their responsibilities pursuant to the Companies Law of PRC and the Constitution of Wonder Dredging..

6.1(12) The Pledgors agree to irrevocably grant the voting rights and, other rights of holders of equity interest in Wonder Dredging, to WOFE or the Designated Persons.

6.1(13)The Pledgors agree that all the funds transferred by Fujian Xing Gang or WOFE to the Pledgors shall be repatriated to WOFE. All the profit declared by Fujian Xing Gang belong to WOFE.

6.1(14)When WOFE exercise the Right of Pledge to this Agreement, the Pledgors shall waive the preemptive right of the Pledged Equity Interest.

6.2 Wonder Dredging’s Promise

6.2(1) Without prior written consent by WOFE, Wonder Dredging shall not distribute dividend to the Pledgors, or sell, transfer, gift, mortgage or dispose its assets by any other methods whatsoever.

6.2(2) Without prior written consent by WOFE, Wonder Dredging should not terminate the Two Agreements, not should it enter into any contracts with any enterprises or persons which will adversely affect the performance of Two Agreements.

6.2(3) Without prior written consent by WOFE, Wonder Dredging should not borrow funds from any other persons or secure the debts for the benefit of any other persons, nor should it take any liabilities outside the normal business conducts of Wonder Dredging.

This document has been translated for information purposes only; the Chinese text is the only valid document.

6.2(4)Without prior written consent by WOFE, Wonder Dredging shall not take part in the merger and acquisition transaction with any other enterprises.

6.2(5)Without prior written consent by WOFE, Wonder Dredging shall not transfer its assets to any other enterprises or person.

6.2(6)Without prior written consent by WOFE, Wonder Dredging shall not assist the Pledgors to assign the Pledgors’ Equity Interest.

6.2(7)Without prior written consent from WOFE, Wonder Dredging shall not waive any credit or any benefit.

6.2(8) Wonder Dredging should execute any decision made by WOFE when it exercises the right of pledge in accordance with the term of this Agreement.

7. Breach of Contract

7.1 In case of any loss sustained by one Party due to any misleading or false representation, (whether fraudulent or not), which leads to non-performance or partial non-performance, such breaching Party shall bear legal liabilities according to the laws and be liable for all losses sustained by the non-defaulting party(s) due to such breach.

8. Particular Stipulations

8.1 This Agreement shall be binding on the successors of Pledgors.

9. Governing laws and settlement of the disputes

9.1	The execution, validity, performance, interpretation and settlement of disputes shall be governed by PRC laws.

This document has been translated for information purposes only; the Chinese text is the only valid document.

9.2 If any disputes arise out of performance of this Agreement, the Parties shall firstly settle such disputes through friendly negotiations. Should such disputes fail to be settled through negotiation within 20 days after the disputes arise, each party may submit such disputes to the court with jurisdiction.

10. Miscellaneous Provisions

10.1 The parties to this Agreement agree that all the business materials relating to the performance of the Two Agreements are confidential and should not be disclosed to a third party unless the disclosure of materials is required by the PRC laws or administration rules and regulations or by supervising authority. Notwithstanding the foregoing, the Parties acknowledge that this Contract can be filed with the Securities and Exchange Commission in the United States.

10.2 Notices or other communications required to be delivered by any party pursuant to this Agreement shall be written. Any party should inform the other parties if its address, contact number or fax number has been changed. If such obligation is failure to be performed, the notice shall deemed to be duly served when it is delivered to the original physical address or fax number known by other parties.

10.3 The amendments (if any) duly executed by the Parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

10.4 This Agreement is made in eight (8) originals in Chinese, of which each Party shall hold two. Each original has the same validity.

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This document has been translated for information purposes only; the Chinese text is the only valid document.

[Page for signatures]

Qin Lin

By

Panxing Zhuo

By

Fujian WangGang Dredging Construction Co., Ltd.

By

Name:

Title:

Wonder Dredging Engineering LLC.

By

Name:

Title: